PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(3)
(To the Prospectus dated November 12, 2015)	Registration No. 333-207976

650,000 Shares of Common Stock

Northwest Biotherapeutics, Inc. (the “Company”) is filing this prospectus supplement and accompanying prospectus to register to be eligible for potential resale 650,000 previously-issued, restricted shares (the “Shares”) of our common stock, par value $0.001 per share (the “Common Stock”) acquired by Four M Purchasers, LLC ( the “Four M”) at a price of $4.00 per share, as previously reported. The Company is registering such previously issued shares held by Four M pursuant to this Prospectus Supplement. The Company is not aware of any intent or plan of Four M to sell any or all of the Shares.

Four M, or its pledgees, donees, transferees or other successors in interest, may offer and sell the shares of common stock being offered by this prospectus from time to time in public or private transactions, or both.  These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Four M may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from Four M, the purchasers of the shares, or both. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

Our common stock is listed on The NASDAQ Capital Market under the symbol “NWBO”. On December 29, 2015, the closing sale price of our common stock was $3.39 per share. You are urged to obtain current market quotations of the Common Stock.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price (1)	$4.00	$2,600,000
Proceeds, before expenses, to us (2)	$0.00	$0.00

(1) Represents the conversion price under a Secured Convertible Promissory Note, pursuant to which Four M acquired the shares.
(2) Since the shares are already issued and outstanding, there will be no proceeds to the Company.

The date of this prospectus supplement is December 30, 2015.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common and preferred stock, warrants, debt and other securities we may offer from time to time under our shelf registration statement, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference herein and therein. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

This prospectus supplement is part of registration statements, and the amendments thereto, that we have filed with the Securities and Exchange Commission (Registration File No. 333-207976) utilizing a “shelf” registration process. Under this shelf registration process, we are offering to sell shares of Common Stock preferred stock, warrants, debt securities and/or units comprised of same, using this prospectus supplement and the accompanying prospectus. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Documents by Reference” on page S-5 of this prospectus supplement before investing in our securities.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information” on page S-5 of this prospectus supplement.

Our primary executive offices are located at 4800 Montgomery Lane, Suite 800, Bethesda, MD 20814, and our telephone number is (240) 497-9024. Our website address is http://www.nwbio.com. The information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement.

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Unless the context otherwise requires, “Northwest,” the “company,” “we,” “us,” “our” and similar names refer to Northwest Biotherapeutics, Inc.

Prospective investors may rely only on the information contained in this prospectus supplement. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus supplement is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement is correct only as of the date of this prospectus supplement, regardless of the time of the delivery of this prospectus supplement or any sale of these securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•	risks related to our abilities to carry out intended manufacturing expansions;
•	our ability to raise additional capital;
•	risks related to our ability to enroll patients in its clinical trials and complete the trials on a timely basis;
•	risks related to the progress, timing and results of clinical trials and research and development efforts involving our product candidates generally;
•	uncertainties about the clinical trials process;
•	uncertainties about the timely performance of third parties;
•	risks related to whether our products will demonstrate safety and efficacy;
•	risks related to our commercialization efforts and commercial opportunity for our DCVax product candidates;
•	risks related to the submission of applications for and receipt of regulatory clearances and approvals;
•	risks related to our plans to conduct future clinical trials or research and development efforts;
•	risks related to our ability to carry out our Hospital Exemption program (in Germany);
•	risks related to possible reimbursement and pricing;
•	uncertainties about estimates of the potential market opportunity for our product candidates;
•	uncertainties about our estimated expenditures and projected cash needs;

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•	uncertainties about our expectations about partnering, licensing and marketing; and
•	the use of proceeds from this offering.

Please also see the discussion of risks and uncertainties under “Risk Factors” on page 3 of the accompanying prospectus, in our most recent Annual Report on Form 10-K, as amended, and filed with the SEC and which is incorporated herein by reference.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or the accompanying prospectus or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the accompanying prospectus or the date of the document incorporated by reference herein or therein. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus supplement and accompanying prospectus. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our financial statements, the notes to those financial statements, and the other documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement, before making an investment decision. See the Risk Factors section of this prospectus supplement beginning on page S-1 for a discussion of the risks involved in investing in our securities.

The Offering

Common stock offered by us pursuant to this prospectus supplement	650,000 shares (the “Shares”).

Purchase price	The Shares were previously acquired by Four M at a price of $4.00 per share.

Common stock to be outstanding after this offering	95,858,087 shares. There will be no change to the total issued and outstanding shares as the shares being registered were already outstanding.

Use of proceeds	There will be no proceeds to the Company from this registration of existing outstanding shares. See “Use of Proceeds”

Dividend policy	We do not anticipate paying any cash dividends on our common stock.

NASDAQ Capital Market Trading symbol	Our common stock is listed on The NASDAQ Capital Market under the symbol “NWBO.”

Risk factors	See “Risk Factors” on page 3 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of factors you should carefully consider before investing in our securities.

RISK FACTORS

Investing in our common stock involves risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as amended, and our most recent Form 10-Q which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares of Common Stock by Four M.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

DILUTION

The Shares of Common Stock to be sold by Four M pursuant to this Prospectus Supplement are currently already issued and outstanding. Accordingly, there will be no dilution to the Company’s existing stockholders as a result of this Offering.

SELLING SHAREHOLDER

The “Selling Shareholder” named in this prospectus (“Four M”) may sell shares of our Common Stock registered pursuant to the registration statement of which this prospectus forms a part. The Company is not aware of any plan or intent by Four M to sell any of the Shares. This prospectus covers the eligibility for potential resale of 650,000 shares of Common Stock named in this prospectus and previously acquired by Four M. On September 9, 2013, Four M entered into a Loan and Security Agreement and Secured Convertible Promissory Note (the “Note”) with Cognate BioServices, Inc. (“Cognate”) and TCCEF, LLC whereby Four M agreed to loan such parties $3,000,000. On June 26, 2015, Four M elected to exchange the principal and interest under the Loan Agreement into unregistered shares of the Company’s Common Stock then owned by Cognate.

Four M is not required to offer any of the shares of our common stock covered by this prospectus for resale. Since Four M may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that Four M will offer pursuant to this prospectus or that Four M will own upon completion of the offering to which this prospectus relates.

Each selling stockholder that sells shares of common stock pursuant to this prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Any commissions received by a broker or dealer in connection with resales of our common stock may be deemed to be underwriting commissions or discounts under the Securities Act.

The following table sets forth information with respect to our common stock beneficially owned by Four M as of December 30, 2015:

	Shares Owned Prior to Offering (1)		Maximum Number of	Shares Owned After Offering (2)
Name of Selling Stockholder	Number	%	Shares Being Offered	Number	%
Four M Purchasers LLC (3)	3,349,915	3.49	650,000	2,699,915	2.82
Total

(1)	Based on 95,805,082 shares of our common stock outstanding as of December 30, 2015. In addition, shares underlying options and restricted stock units vesting within 60 days of December 30, 2015 are deemed outstanding for the purpose of computing the percentage ownership of the person or persons holding such options or restricted stock units, but are not deemed outstanding for computing the percentage ownership of any other persons.

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(2)	Assumes that Four M will sell all of the shares of common stock saleable pursuant to this prospectus, although we have no knowledge that Four M plans or intends to sell any or all of these shares.

(3)	Includes warrants to purchase 1,521,936 shares of Common Stock held by Four M. Does not include: 588,534 shares of Common Stock and warrants to purchase an additional 162,500 shares of Common Stock held by Dennis Mehiel; 50,000 shares of Common Stock upon conversion of a convertible promissory note in the name of Dennis Mehiel Trust; and 50,000 shares of Common Stock upon conversion of a convertible promissory note in the name of Karen L. Mehiel Trust. Karen Mehiel is the wife of Dennis Mehiel who holds voting and dispositive over Four M Partners, LLC.

DESCRIPTION OF SECURITIES

We are registering 650,000 shares of previously-issued and outstanding Common Stock.

Common Stock

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Bylaws, as amended (the “Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Under our Certificate of Incorporation, we have authority to issue 450,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share. As of December 30, 2015, there were 95,858,087 shares of common stock issued and outstanding and no shares of preferred stock outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.

Dividends

Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock. As of the date of this prospectus, we have not declared or paid any cash dividends on our shares of common stock.

Voting Rights

Holders of common stock are entitled to one vote per share and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

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Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is P.O. Box 30170, College Station, Texas 77842 and its phone number is (866) 282-9695.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “NWBO.”

PLAN OF DISTRIBUTION

Four M and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the shares being registered hereunder on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Four M may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the date of this prospectus;
•	sale of a specified number of such shares at a stipulated price per share by agreement between the broker-dealer and Four M;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•	any other method permitted pursuant to applicable law.

Four M may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under the prospectus.

Broker-dealers engaged by Four M may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from Four M (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Four M does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

Four M and any broker-dealers or agents that are involved in selling our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Shares will be sold only through registered or licensed brokers or dealers if required under applicable state or provincial securities laws. In addition, in certain states or provinces, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Interest Shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, Four M will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by Four M or any other person.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Kane Kessler, P.C., New York, New York.

EXPERTS

The audited financial statements incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov. Our common stock is listed on The NASDAQ Capital Market, and you can read and inspect our filings at the offices of the Financial Industry Regulatory Authority, Inc. at 1735 K Street, Washington, D.C. 20006.

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 17, 2015 and as amended on Form 10-K/A filed on April 30, 2015;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2015, June 30, 2015 and March 31, 2015, filed on November 9, 2015, August 10, 2015, and May 11, 2015, respectively;

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•	our Current Reports on Form 8-K filed on February 10, 2015, February 23, 2015, March 30, 2015, April 8, 2015, April 14, 2015 July 6, 2015 August 25, 2015, October 8, 2015, October 23, 2015, December 14, 2015, December 24, 2015, and December 29, 2015; and

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-35737) filed with the SEC on November 14, 2012, including any amendment or report filed for the purpose of updating such description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Northwest Biotherapeutics, Inc., 4800 Montgomery Lane, Suite 800, Bethesda, MD 20814, (240) 497-9024.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and any other prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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650,000 Shares of Common Stock

Prospectus Supplement dated December 29, 2015

Important Notice about the Information Presented in this Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates. Neither this prospectus nor any accompanying supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus.

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and other reports we file with the SEC on the SEC’s web site or at the SEC’s offices, each as further describe below under the heading “Where You Can Find More Information.”

Unless otherwise expressly provided or the context otherwise requires, the terms “Northwest Biotherapeutics,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer collectively to Northwest Biotherapeutics, Inc. and its subsidiaries.

ABOUT NORTHWEST BIOTHERAPEUTICS, INC.

We are a biotechnology company focused on developing immunotherapy products to treat cancers more effectively than current treatments, without toxicities of the kind associated with chemotherapies, and, through a proprietary batch manufacturing process, on a cost-effective basis, initially in both the United States and Europe (the two largest medical markets in the world).

We have developed a platform technology, DCVax®, which uses activated dendritic cells to mobilize a patient's own immune system to attack their cancer. The DCVax technology is expected to be applicable to all solid tumor cancers, and is embodied in several distinct product lines. One of the product lines (DCVax-L) is designed to cover all solid tumor cancers in which the tumors can be surgically removed. Another product line (DCVax-Direct) is designed for all solid tumor cancers which are considered inoperable and cannot be surgically removed. We believe the broad applicability of DCVax to many cancers provides multiple opportunities for commercialization and partnering.

Our DCVax platform technology involves dendritic cells, the master cells of the immune system, and is designed to reinvigorate and educate the immune system to attack cancers. The dendritic cells are able to mobilize the overall immune system, including T cells, B cells and antibodies, natural killer cells and many others. Such mobilization of the overall immune system provides a broader attack on the cancer than mobilizing just a particular component, such as T cells alone, or a particular antibody alone. Likewise, our DCVax technology is designed to attack the full set of biomarkers, or antigens, on a patient’s cancer, rather than just a particular selected target or several targets. Clinical experience indicates that when just one or a few biomarkers on a cancer are targeted by a drug or other treatment, sooner or later the cancer usually develops a way around that drug, and the drug stops working. We believe that mobilizing all agents of the immune system, and targeting all biomarkers on the patient’s cancer, contributes to the effectiveness of DCVax.

The DCVax Technology

Our platform technology, DCVax®, is a personalized immune therapy which consists of a therapeutic vaccine that uses a patient’s own dendritic cells, or DCs, the master cells of the immune system, as the therapeutic agent. The patient’s DCs are obtained through a blood draw, or leukapheresis. The DCs are then activated and loaded with biomarkers (“antigens”) from the patient’s own tumor. The loading of biomarkers into the DCs “educates” the DCs about what to attack. The activated, educated DCs are then isolated with very high purity and constitute the DCVax personalized vaccine.

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We believe that injection of DCVax-L (the activated, educated, fresh, uncompromised dendritic cells of the patient) into the patient, through a simple intra-dermal injection, similar to a flu shot, in the upper arm, can initiate a potent immune response against cancer cells, mobilizing the overall immune system and doing so in the way nature intended, with the numerous immune agents acting in their normal roles and in combination with each other.

Importantly, each activated, educated dendritic cell has a large multiplier effect, mobilizing hundreds of T cells and other immune cells. As a result, small doses of such dendritic cells can mobilize large and sustained immune responses. Also very importantly, dendritic cells activate diverse populations of T cells (i.e., T cells targeted at a variety of different biomarker targets on the patient’s cancer). In contrast, T cell based therapies employ T cells aimed at just one biomarker target on the cancer, similar to targeted drugs.

DCVax Product Lines

We have developed several different product lines based on the DCVax technology, to address multiple different cancers and different patient situations. There are two main components to each DCVax product: the immune cells (dendritic cells) and the cancer biomarker targets (antigens).

All of our DCVax product lines are made from the patient’s own dendritic cells. The dendritic cells are freshly isolated, and newly matured and activated. We believe that the existing dendritic cells in a cancer patient have already been compromised by the cancer, and we believe that is the reason other vaccines aimed at the existing dendritic cells in patients have largely failed. However, the patient’s body continues to produce new precursors of dendritic cells, and these precursors (monocytes) circulate in the patient’s blood stream. For all DCVax products, these precursors are obtained through a blood draw, and then (through our proprietary manufacturing processes), the precursors are matured into a fresh, uncompromised batch of new dendritic cells.

DCVax-L - is designed for operable solid tumors. It is made with cancer antigens from tumor lysate (a protein extract from processed tumor cells) from the patient’s own tumor tissue. As such, DCVax-L incorporates the full set of tumor antigens, making it difficult for tumors to find ways around it (“escape variants”), as described above. This is the DCVax product that has been used in our brain cancer and ovarian cancer clinical trials, and is currently being studied in our 348-patient Phase III brain cancer trial. DCVax-L is expected to be applicable for any types of solid tumor cancers in situations in which the patient has their tumor surgically removed as part of the standard of care.

DCVax-Direct - is designed for inoperable solid tumors – situations in which it is not feasible or not desirable for patients to have their tumors surgically removed, either due to multiple metastases or for other reasons. Like DCVax-L, DCVax-Direct also incorporates the full set of tumor antigens - but it does so in situ in the patient’s body rather than at the manufacturing facility. With DCVax Direct, the fresh, new dendritic cells are partially matured in a special proprietary way so as to be ready to pick up antigens directly from tumor tissue in the patient’s body, and also communicate the information about those antigens to other agents of the immune system, such as T cells. The partially matured dendritic cells are then injected directly into the patient’s tumor(s). There, the dendritic cells pick up the antigens in situ rather than picking up the antigens from lysate in a lab dish at the manufacturing facility, as is done with DCVax-L. DCVax-Direct is anticipated to be applicable to any type of inoperable solid tumors.

Phase III Clinical Trial of DCVax®-L

Our DCVax-L product is currently in a 348-patient Phase III trial for newly diagnosed Glioblastoma multiforme brain cancer. The trial is a double-blind, randomized, placebo controlled trial with two treatment arms (standard of care plus DCVax-L vs. standard of care plus a placebo). The primary endpoint is progression free survival, or PFS, and the secondary endpoints include overall survival, or OS, and a number of other measures.

As of November 12, 2015, there are more than 80 clinical sites participating in the trial across the U.S. and in the U.K., Germany and Canada. We plan to continue adding sites to the trial, because the same institutional approvals, contract negotiations, personnel training and logistics arrangements that are needed for the trial also serve to prepare the sites for commercialization. Over 300 of the total 348 planned patients have been recruited into the Phase III trial and these patients are continuing to be treated in accordance with the trial protocol; new screening of patient candidates for additional recruitment has been temporarily suspended while the Company submits certain information from the trial for regulatory review.

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Phase I/II Trial of DCVax-Direct

Our DCVax®-Direct product is in a Phase I/II trial for all types of inoperable solid tumor cancers. The Phase I portion has been completed, and involved 40 patients with 13 different types of cancers. The patients had multiple metastases, had failed other treatments and had poor prognoses. Following treatment with DCVax-Direct, about half of these patients are still alive at survival times of up to 22 months.

For the Phase II portion of this trial, we plan to conduct several studies in parallel, applying DCVax-Direct in different cancers. We also plan to use an enhanced treatment regimen with more treatments, closer spacing of the treatments, and injections of DCVax-Direct into more tumors in the patient (in Phase I, only one of the patient’s tumors was injected with the treatment).

Target Markets for DCVax Products

Since our DCVax-L product is potentially applicable to all types of operable solid tumors, and our DCVax-Direct product is potentially applicable to all types of inoperable solid tumors, we believe the potential markets for DCVax products are quite large. According to the American Cancer Society, 1 in 2 men, and 1 in 3 women in the U.S. will develop some form of cancer in their lifetime. There are nearly 1.5 million new cases of cancer per year in the U.S., and nearly 600,000 deaths from cancer. The statistics are similar in Europe and in much of the rest of the world.

Corporate Information

We were formed in 1996 and incorporated in Delaware in July 1998. Our principal executive offices are located in Bethesda, Maryland, and our telephone number is (240) 497-9024. Our website address is www.nwbio.com. The information on our website is not part of this report. We have included our website address as a factual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operation, financial condition or prospects.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us.

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Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•	risks related to our abilities to carry out intended manufacturing expansions;
•	our ability to raise additional capital;
•	risks related to our ability to enroll patients in its clinical trials and complete the trials on a timely basis;
•	risks related to the progress, timing and results of clinical trials and research and development efforts involving our product candidates generally;
•	uncertainties about the clinical trials process;
•	uncertainties about the timely performance of third parties;
•	risks related to whether our products will demonstrate safety and efficacy;
•	risks related to our commercialization efforts and commercial opportunity for our DCVax product candidates;
•	risks related to the submission of applications for and receipt of regulatory clearances and approvals;
•	risks related to our plans to conduct future clinical trials or research and development efforts;
•	risks related to our ability to carry out our Hospital Exemption program (in Germany);
•	risks related to possible reimbursement and pricing;
•	uncertainties about estimates of the potential market opportunity for our product candidates;
•	uncertainties about our estimated expenditures and projected cash needs;
•	uncertainties about our expectations about partnering, licensing and marketing; and
•	the use of proceeds from this offering.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of debt securities or preference securities in the future.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of these securities for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

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THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities may be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase common stock, preferred stock, depositary shares, debt securities or units; or

•	units comprised of common stock, preferred stock, warrants, and debt securities in any combination.

In this prospectus, we refer to the common stock, preferred stock, depositary shares, stock purchase contracts, debt securities, warrants, and units collectively as “securities.” The total dollar amount of all securities that we may issue pursuant to this prospectus will not exceed $150,000,000.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Bylaws, as amended (the “Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Under our Certificate of Incorporation, we have authority to issue 450,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share. As of November 9, 2015, there were 92,358,087 shares of common stock issued and outstanding and no shares of preferred stock outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.

Dividends

Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock. As of the date of this prospectus, we have not declared or paid any cash dividends on our shares of common stock.

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Voting Rights

Holders of common stock are entitled to one vote per share and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is P.O. Box 30170, College Station, Texas 77842 and its phone number is (866) 282-9695.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “NWBO.”

DESCRIPTION OF PREFERRED STOCK

Our Certificate of Incorporation authorizes us to issue up to 40,000,000 shares of preferred stock, of which no shares are outstanding.

General

Our board of directors may, without stockholder approval, issue up to 40,000,000 shares of preferred stock in one or more series and, subject to the Delaware General Corporation Law (“DGCL”), with respect to each series may:

•	fix the designation of such series;

•	fix the number of shares to constitute such series;

•	fix whether such series is to have voting rights (full, special or limited) or is to be without voting rights;

•	fix if such series is to have voting rights, whether or not such series is to be entitled to vote as a separate class either alone or together with the holders of the common stock or one or more other series of preferred stock;

•	fix the preferences and relative, participating, optional, conversion or other special rights (if any) of such series and the qualifications, limitations or restrictions (if any) with respect to such series;

•	fix the redemption rights and price(s), if any, of such series, and whether or not the shares of such series shall be subject to operation of retirement or sinking funds to be applied to the or redemption of such shares for retirement and, if such retirement or sinking funds or funds are to be established, the periodic amount thereof and the terms and provisions relative to the operation thereof;

•	fix the dividend rights and preferences (if any) of such series, including, without limitation, (i) the rates of dividends payable thereon, (ii) the conditions upon which and the time when such dividends are payable, (iii) whether or not such dividends shall be cumulative or noncumulative and, if cumulative, the date or dates from witch such dividends shall accumulate and (iv) whether or not the payment of such dividends shall be preferred to the payment of dividends payable on the common stock or any other series of preferred stock;

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•	fix the preferences (if any), and the amounts thereof, which the holders of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding-up of, or upon any distribution of the assets of, the Company;

•	fix whether or not the shares of such series, at the option of the Company or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for (i) shares of common stock, (ii) shares of any other series of preferred stock or (iii) any other stock or securities of the Company;

•	fix if such series is to be convertible or exchangeable, the price or prices or ratio or ratios or rate or rates at which such conversion or exchange may be made and the terms and conditions (if any) upon which such price or prices or ratio or ratios or rate or rates may be adjusted;

•	fix such other rights, powers and preferences with respect to such series as may to the board of directors seem advisable; and

•	increase (but not above the total number of authorized shares of the class) or decrease (but not below the total number of such series then outstanding) the number of shares of any series of preferred stock subsequent to the issuance of shares of such series.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. If there are differences between that prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to a particular series of warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock and/or preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

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Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We also may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

Except as otherwise defined herein, capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture. As used in this section, “Northwest Biotherapeutics” refers to Northwest Biotherapeutics, Inc. on an unconsolidated basis and does not include any of its consolidated subsidiaries.

General

The debt securities that we offer will be senior debt securities or subordinated debt securities and may be secured or unsecured. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between Northwest Biotherapeutics and the trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under an indenture, which we refer to as the subordinated indenture, to be entered into between Northwest Biotherapeutics and the trustee named in the applicable prospectus supplement. We refer to the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of any debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.

The senior debt securities will be Northwest Biotherapeutics’ unsubordinated obligations. They will rank equally with each other and all other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement relating to subordinated debt securities, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in the prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the prospectus supplement for such series.

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Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities of that series that may be authenticated and delivered under the applicable indenture, except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, other debt securities of that series;

•	the date or dates on which the principal and premium, if any, of the debt securities of the series is payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest or the manner of calculation of such rate or rates, if any, including any procedures to vary or reset such rate or rates, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the date or dates from which such interest shall accrue, the dates on which such interest will be payable or the manner of determination of such dates, and the record date for the determination of holders to whom interest is payable on any such dates;

•	any trustees, authenticating agents or paying agents with respect to such series, if different from those set forth in the applicable indenture;

•	the right, if any, to extend the interest payment periods or defer the payment of interest and the duration of such extension or deferral;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which, debt securities of the series may be redeemed, in whole or in part, at the option of Northwest Biotherapeutics;

•	the obligation, if any, of Northwest Biotherapeutics to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions, including payments made in cash in anticipation of future sinking fund obligations, or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

•	the form of the debt securities of the series including the form of the trustee's certificate of authentication for such series;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which securities of the series shall be issuable;

•	the currency or currencies in which payment of the principal of, premium, if any, and interest on, debt securities of the series shall be payable;

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•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof that will be due and payable upon declaration of the maturity thereof or upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date, or, in any such case, the manner in which such deemed principal amount is to be determined;

•	the terms of any repurchase or remarketing rights;

•	if the securities of the series shall be issued in whole or in part in the form of a global security or securities, the type of global security to be issued; the terms and conditions, if different from those contained in the applicable indenture, upon which such global security or securities may be exchanged in whole or in part for other individual securities in definitive registered form; the depositary for such global security or securities; and the form of any legend or legends to be borne by any such global security or securities in addition to or in lieu of the legends referred to in the indenture;

•	whether the debt securities of the series will be convertible into or exchangeable for other debt securities, registered shares or other securities of any kind of Northwest Biotherapeutics or another obligor, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at Northwest Biotherapeutics’ option, the conversion or exchange period, and any other provision in addition to or in lieu of those described herein;

•	any additional restrictive covenants or events of default that will apply to the debt securities of the series, or any changes to the restrictive covenants set forth in the applicable indenture that will apply to the debt securities of the series, which may consist of establishing different terms or provisions from those set forth in the applicable indenture or eliminating any such restrictive covenant or event of default with respect to the debt securities of the series;

•	any provisions granting special rights to holders when a specified event occurs;

•	if the amount of principal or any premium or interest on debt securities of a series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	whether and upon what terms debt securities of a series may be defeased if different from the provisions set forth in the applicable indenture;

•	with regard to the debt securities of any series that do not bear interest, the dates for certain required reports to the trustee;

•	whether the debt securities of the series will be issued as unrestricted securities or restricted securities, and, if issued as restricted securities, the rule or regulation promulgated under the Securities Act in reliance on which they will be sold;

•	whether the series will be issued with guarantees and, if so, the identity of the guarantor and the terms, if any, of any guarantee of the payment of principal and interest, if any, with respect to the series and any corresponding changes to the indenture as then in effect;

•	if the debt securities are subordinated debt securities, the subordination terms of the debt securities and any related guarantee; and

•	any and all additional, eliminated or changed terms that shall apply to the debt securities of the series, including any terms that may be required by or advisable under United States laws or regulations, including the Securities Act and the rules and regulations promulgated thereunder, or advisable in connection with the marketing of debt securities of that series.

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“Principal” when used herein includes any premium on any series of the debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities will be paid at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities, if any, will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.

The debt securities may be issued in fully registered form. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depository or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency that we maintain for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any associated tax or other governmental charge.

The indentures require the annual filing by Northwest Biotherapeutics with the trustee of a certificate as to compliance with certain covenants contained in the indentures.

We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.

The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.

Form of the Debt Securities

The indentures provide that we may issue debt securities in the forms, including temporary or definitive global form, established by a board resolution or in a supplemental indenture.

Unless indicated otherwise in the applicable prospectus supplement, we will issue debt securities in denominations of $2,000 or any integral multiple of $1,000, and interest on the debt securities, if any, will be computed on the basis of a 360-day year of twelve 30-day months.

Registration, Transfer, Payment and Paying Agent

We will maintain an office or agency where the debt securities may be presented for payment, registration of transfer and exchange, and, if applicable, for conversion. The indenture trustee is appointed security registrar for purposes of registering, and registering transfers of, the debt securities. Unless otherwise indicated in a board resolution or supplemental indenture, the indenture trustee also will act as paying agent, and will be authorized to pay principal and interest, if any, on any debt security of any series.

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There will be no service charge for any registration of transfer or exchange of debt securities, but we or the indenture trustee may require a holder to pay any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the debt securities, other than certain exchanges not involving any transfer, and other than certain exchanges or transfers as may be specified in a board resolution or supplemental indenture.

Global Debt Securities

Unless otherwise indicated in the applicable prospectus supplement for a series of debt securities, each series of the debt securities will be issued in global form, which means that we will deposit with the depositary identified in the applicable prospectus supplement (or its custodian) one or more certificates representing the entire series, as described below under “Book-Entry Procedures and Settlement.” Global debt securities may be issued in either temporary or definitive form.

The applicable prospectus supplement will describe any limitations and restrictions relating to a series of global debt securities.

Subordination of Subordinated Debt Securities

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

(1)	the indebtedness ranking senior to the debt securities being offered;

(2)	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing; and

(3)	the provisions requiring holders of the debt securities being offered to remit some payments to the holders of senior indebtedness.

Events of Default

Except as otherwise set forth in the prospectus supplement relating to any debt securities, an event of default with respect to the debt securities of any series is defined in the indentures as:

(1)	default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)	default in the payment of all or any part of the principal of or premium, if any, on any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

(3)	default in the performance, or breach, of any other covenant or warranty of Northwest Biotherapeutics in respect of the debt securities of such series and any related guarantee or set forth in the applicable indenture (other than the failure to comply with any covenant or agreement to file with the trustee information required to be filed with the SEC or a default in the performance or breach of a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(4)	certain events of bankruptcy, insolvency or reorganization of Northwest Biotherapeutics.

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Any failure to perform, or breach of, any covenant or agreement by Northwest Biotherapeutics in respect of the debt securities with respect to the filing with the trustee of the information required to be filed with the SEC shall not be a default or an event of default. Remedies against Northwest Biotherapeutics for any such failure or breach will be limited to liquidated damages. If there is such a failure or breach and continuance of such failure or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to Northwest Biotherapeutics by the trustee or to Northwest Biotherapeutics and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of such series, a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a “Notice of Reporting Noncompliance” under the indenture, Northwest Biotherapeutics will pay liquidated damages to all holders of debt securities, at a rate per year equal to 0.25% of the principal amount of such debt securities from the 90th day following such notice to and including the 150th day following such notice and at a rate per year equal to 0.5% of the principal amount of such Securities from and including the 151st day following such notice, until such failure or breach is cured.

Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.

If an event of default shall have occurred and be continuing in respect of a series of debt securities, in each and every case, unless the principal of all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to Northwest Biotherapeutics and, if given by such holders, to the trustee may declare the unpaid principal of all the debt securities to be due and payable immediately.

The holders of a majority in aggregate principal amount of a series of debt securities, by written notice to Northwest Biotherapeutics and the trustee may waive any existing default in the performance of any of the covenants contained in the indenture or established with respect to such series of debt securities and its consequences, except a default in the payment of the principal of, premium, if any, or interest on, any of the debt securities of such series as and when the same shall become due by the terms of such series. Upon any such waiver, the default covered thereby and any event of default arising therefrom shall be deemed to be cured for all purposes of the indenture.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided, however, that such direction shall not be in conflict with any rule of law or with the indenture or be unduly prejudicial to the rights of holders of securities of any other outstanding series of debt securities. Subject to the terms of the indenture, the trustee shall have the right to decline to follow any such direction if the trustee in good faith shall determine that the proceeding so directed would involve the trustee in personal liability.

Merger

Each indenture provides that Northwest Biotherapeutics may merge or consolidate with any other person or sell or convey all or substantially all of its assets to any person if:

(1)       either (a) Northwest Biotherapeutics is the continuing company or (b) the successor person expressly assumes all of the obligations of the Company under the applicable indenture, is an entity treated as a corporation for U.S. tax purposes and obtains either (x) an opinion, in form and substance reasonably acceptable to the Trustee or (y) a ruling from the U.S. Internal Revenue Service, in either case (x) or (y) to the effect that such merger or consolidation, or such sale or conveyance, will not result in an exchange of the debt securities for new debt instruments for U.S. federal income tax purposes; and

(2)       no event of default and no event that, after notice or lapse of time or both, would become an event of default shall be continuing immediately after such merger or consolidation, or such sale or conveyance.

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Satisfaction and Discharge of Indentures

The indenture with respect to any series of debt securities (except for certain specified surviving obligations, including our obligation to pay the principal of and interest, if any, on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

Modification of the Indentures

Northwest Biotherapeutics and the trustee may from time to time and at any time enter into an indenture or indentures supplemental to the indenture without the consent of any holders of any series of securities for one or more of the following purposes:

•	to cure any ambiguity, defect or inconsistency in the indenture or debt securities of any series, including making any such changes as are required for the indenture to comply with the Trust Indenture Act;

•	to add an additional obligor on the debt securities or to evidence the succession of another person to Northwest Biotherapeutics, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of Northwest Biotherapeutics pursuant to provisions in the indenture concerning consolidation, merger, the sale of assets or successor entities;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to the covenants of Northwest Biotherapeutics for the benefit of the holders of any outstanding series of debt securities or to surrender any of Northwest Biotherapeutics’ rights or powers under the indenture;

•	to add any additional Events of Default for the benefit of the holders of any outstanding series of debt securities;

•	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not become effective with respect to any outstanding debt security of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to secure the debt securities of any series;

•	to make any other change that does not adversely affect the rights of any holder of outstanding debt securities in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of a series of debt securities, to provide which, if any, of the covenants of Northwest Biotherapeutics shall apply to such series, to provide which of the events of default shall apply to such series, to name one or more guarantors and provide for guarantees of such series of debt securities, to provide for the terms and conditions upon which any guarantees by a guarantor of such series may be released or terminated, or to define the rights of the holders of such series of debt securities;

•	to issue additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee.

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In addition, under the indenture, with the written consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding that is affected, Northwest Biotherapeutics and the trustee, from time to time and at any time may enter into an indenture or indentures to supplement the indenture. However, the following changes may only be made with the consent of each holder of outstanding debt securities affected:

•	extend a fixed maturity of or any installment of principal of any debt securities of any series or reduce the principal amount thereof or reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

•	reduce the rate of or extend the time for payment of interest on any debt security of any series;

•	reduce the premium payable upon the redemption of any debt security;

•	make any debt security payable in currency other than that stated in the debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the fixed maturity thereof or, in the case of redemption, on or after the redemption date;

•	modify the subordination provisions applicable to any debt security or the related guarantee in a manner materially adverse to the holder thereof; or

•	reduce the percentage of debt securities, the holders of which are required to consent to any such supplemental indenture or indentures.

A supplemental indenture that changes or eliminates any covenant, event of default or other provision of the indenture that has been expressly included solely for the benefit of one or more particular series of securities, if any, or which modifies the rights of the holders of securities of such series with respect to such covenant, event of default or other provision, shall be deemed not to affect the rights under the indenture of the holders of securities of any other series.

It will not be necessary for the consent of the holders to approve the particular form of any proposed supplement, amendment or waiver, but it shall be sufficient if such consent approves the substance of it.

Defeasance and Discharge of Obligations

Northwest Biotherapeutics’ obligations with respect to a series of debt securities will be discharged upon compliance with the conditions under the caption “Covenant Defeasance” if, with respect to all debt securities of such series that have not been previously delivered to the trustee for cancellation or that have not become due and payable as described below, such debt securities of such series have been paid by Northwest Biotherapeutics by depositing irrevocably with the trustee, in trust, funds or governmental obligations, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay at maturity or upon redemption all such outstanding debt securities of such series, such deposit to include: principal; premium, if any; interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; and all other payments due under the terms of the indenture with respect to the debt securities of such series.

Notwithstanding the above, Northwest Biotherapeutics may not be discharged from the following obligations, which will survive until such date of maturity or the redemption date for a series of debt securities: to make any interest or principal payments that may be required; to register the transfer or exchange of a series of debt securities; to execute and authenticate a series of debt securities; to replace stolen, lost or mutilated debt securities of such series; to maintain an office or agency; to maintain paying agencies; and to appoint new trustees as required.

Northwest Biotherapeutics also may not be discharged from the following obligations which will survive the satisfaction and discharge of a series of debt securities: to compensate and reimburse the trustee in accordance with the terms of the indenture; to receive unclaimed payments held by the trustee for at least one year after the date upon which the principal, if any, or interest on a series of debt securities shall have respectively come due and payable and remit those payments to the holders if required; and to withhold or deduct taxes as provided in the indenture.

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Covenant Defeasance

Upon compliance with specified conditions, Northwest Biotherapeutics will not be required to comply with some covenants contained in the indenture, and any omission to comply with the obligations will not constitute a default or event of default relating to a series of debt securities, or, if applicable, Northwest Biotherapeutics’ obligations with respect to a series of debt securities will be discharged. These conditions are:

•	Northwest Biotherapeutics irrevocably deposits in trust with the trustee or, at the option of the trustee, with a trustee satisfactory to the trustee and Northwest Biotherapeutics under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, funds or governmental obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of certified public accountants, to pay principal of, premium, if any, and interest on the outstanding debt securities of such series to maturity or redemption, as the case may be, and to pay all other amounts payable by it hereunder, provided that (A) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such funds or the proceeds of such governmental obligations to the trustee and (B) the trustee shall have been irrevocably instructed to apply such funds or the proceeds of such governmental obligations to the payment of principal, premium, if any, and interest with respect to such series of debt securities;

•	Northwest Biotherapeutics delivers to the trustee an officer’s certificate stating that all conditions precedent specified herein relating to defeasance or covenant defeasance, as the case may be, have been complied with, and an opinion of counsel to the same effect;

•	no event of default shall have occurred and be continuing, and no event which with notice or lapse of time or both would become such an event of default shall have occurred and be continuing, on the date of such deposit;

•	Northwest Biotherapeutics shall have delivered to the trustee an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that the holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of Northwest Biotherapeutics’ exercise of such defeasance or covenant defeasance and will be subject to U.S. Federal income tax in the same amount and in the same manner and at the same times as would have been the case if such election had not been exercised;

•	such defeasance or covenant defeasance shall not (i) cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act with respect to any securities or (ii) result in the trust arising from such deposit to constitute, unless it is registered as such, a regulated investment company under the Investment Company Act of 1940; and

•	such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on Northwest Biotherapeutics pursuant to the indenture.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities and/or warrants offered by any prospectus supplement, and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

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We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, debt securities, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Debt Securities,” and “Description of Units” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

CERTAIN ANTI-TAKEOVER AND INDEMNIFICATION PROVISIONS OF OUR CERTIFICATE OF
INCORPORATION AND BY-LAWS AND DELAWARE LAW

The following is a summary of certain anti-takeover and indemnification provisions of the DGCL and our Certificate of Incorporation and Bylaws which affect us and our stockholders. Such provisions of the DGCL and our Certificate of Incorporation and Bylaws may make more difficult the acquisition of the Company by tender offer, a proxy contest or otherwise or the removal of our officers and directors. The description below is intended as only a summary. You can access more information by referring to the DGCL and our Certificate of Incorporation and Bylaws, and the following summary is qualified in its entirety by reference such documents and the applicable provisions of the DGCL.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation, as amended, and our Bylaws, each as currently in effect, also contain certain provisions that may delay, discourage or make more difficult a third-party acquisition of control of us:

•	a classified board of directors, with three classes of directors, each serving for a staggered three-year term, such that not all members of the board of directors may be elected at one time;

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•	any vacancies on the board of directors may be filled by a majority of the directors then serving, although not a quorum;

•	a director may be removed from office only for cause at a special meeting of stockholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to elect the director or directors whose removal is being sought;

•	the ability of the board of directors to issue preferred stock that could dilute the stock ownership of a potential unsolicited acquirer and so possibly hinder an acquisition of control of us that is not approved by our board of directors, including through the use of preferred stock in connection with a shareholder rights plan which we could adopt by action of the board of directors;

•	the requirement that certain provisions of the Certificate of Incorporation, including some of the provisions discussed herein, can only be amended with an affirmative vote of the holders at least two-thirds of the then-outstanding voting stock;

•	the requirement that the Bylaws may be amended by the board of directors or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least 66 2/3% of the then outstanding voting stock is required; and

•	the inability of our stockholders to call a special meeting of stockholders, the limitation of matters to be acted upon at an annual meeting of stockholders to those matters proposed by the company or properly brought before the meeting and the limitation of matters to be acted upon at a special meeting of stockholders to matters which we place on the agenda for the meeting.

Delaware Takeover Statute

We are governed by Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that the stockholder became an interested stockholder, unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers or which can be issued under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person who, with affiliates and associates owns, or within the three year period immediately prior to the business combination, beneficially owned 15% or more of the outstanding voting stock of the corporation. Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Copies of our Certificate of Incorporation and Bylaws, as amended, have been filed with and are publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

Limitation of Liability; Indemnification

Our Certificate of Incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty to the fullest extent permitted by the DGCL. Our Bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and also provide that we must pay expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of Northwest Biotherapeutics pursuant to the foregoing provisions or otherwise, we have been informed that, in the opinion of the SEC, indemnification under the Securities Act is against public policy and is unenforceable.

PLAN OF DISTRIBUTION

We may offer and sell the securities described in this prospectus:

•	through agents;

•	through one or more underwriters or dealers;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise);

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act; or

•	through a combination of any of these methods of sale.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to the prevailing market prices; or

•	at negotiated prices.

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Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If we offer and sell securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

We may solicit offers to purchase the securities directly and we may sell the securities directly to institutional or other investors. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement. We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commissions payable for solicitation of those contracts.

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach an agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an underwriter, as that term is defined in the Securities Act with respect to any sales effected through an “at the market” offering.

Unless indicated in the applicable prospectus supplement, all debt securities, depositary shares, warrants and preferred stock will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the Nasdaq Capital Market. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

In connection with any particular offering pursuant to this shelf registration statement, an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

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•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price.

•	Over-allotment involves sales by an underwriter of securities in excess of the number of securities an underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by an underwriter is not greater than the number of securities that it may purchase pursuant to an over-allotment option. In a naked short position the number of securities involved is greater than the number of securities in an over-allotment option. An underwriter may close out any short position by either exercising its over-allotment option and/or purchasing securities in the open market.

•	Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions where there is an over-allotment option. In determining the source of securities to close out the short position, an underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. If an underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if an underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit representatives to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of the securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet (sometimes referred to as the “world wide web”) or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

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Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

EXPERTS

The consolidated financial statements of Northwest Biotherapeutics appearing in Northwest Biotherapeutics’ Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Kane Kessler, P.C. New York, New York or others named in the applicable prospectus supplement. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You should call 1-800-SEC-0330 for more information on the operation of the public reference room. You can review our electronically filed reports, proxy and information statements on SEC’s web site at www.sec.gov or on our web site at www.nwbio.com. Information included on our web site is not a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

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(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 17, 2015 as amended on Form 10-K/A filed on April 30, 2015;

(2)	Our Quarterly Reports on Form 10-Q for the Fiscal quarters ended September 30, 2015 June 30, 2015, and March 31, 2015, filed on November 9, 2015, August 10, 2015 and May 11, 2015, respectively.

(3)	Our Current Reports on Form 8-K filed with the SEC on February 10, 2015, February 23, 2015, March 30, 2015, April 8, 2015, April 14, 2015, July 6, 2015, August 25, 2015, October 8, 2015, October 23, 2015, and December 14, 2015.

(4)	All of our filings pursuant to the Exchange Act after the date of filing this initial registration statement and prior to the effectiveness of this registration statement; and

(5)	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 14, 2012, including any amendments or reports filed for the purpose of updating that description.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Northwest Biotherapeutics, Inc.

4800 Montgomery, Lane, Suite 800

Bethesda, MD 20814

Attention: Corporate Secretary

(240) 497-9024

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

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